Exhibit 10.6

Amendment No. 1 to Consulting and Services Agreement

Dated as of October 26, 2022

This Amendment No. 1 to Consulting and Services Agreement (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”), by and between Metros Development Co., Ltd., a Japanese corporation (the “Company”) and HeartCore Enterprises, Inc., a Delaware corporation (“Consultant”). Each of the Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are parties to that certain Consulting and Services Agreement, dated as of October 20, 2022 (the “Original Agreement”); and pursuant to the Consulting Agreement the Company issued to the Consultant that certain Common Stock Purchase Warrant, dated as of October 20, 2022 (the “Original Warrant”); and

WHEREAS, the Parties now desire to amend the Original Agreement, and pursuant to the provisions of Section 9(f) of the Original Agreement the Parties may amend the Original Agreement in writing; and the Parties now desire to further amend the Consulting Agreement and the Original Warrant via the issuance to the Consultant of a new Common Stock Purchase Warrant in the form as attached hereto as Exhibit A (the “New Warrant”), and pursuant to and Section 6(l) of the Original Warrant the Parties may amend the Original Warrant in writing ;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

Section 2. Termination of Original Warrant. Pursuant to the provisions of Section 6(l) of the Original Warrant, the Original Warrant is hereby terminated, effective as of the Amendment Date, and shall hereafter be null and void and of no further force or effect.

Section 3. Amendment. Pursuant to the provisions of Section 9(f) of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	Section 4(a)(i) of the Consulting Agreement is hereby amended and restated in its entirety to provide as follows:

In return for the provision of the Services, the Company shall pay to the Consultant the sum of $500,000 (the “Services Fee”) and shall issue to Consultant a warrant to acquire a number of shares of capital stock of the Company, to initially be equal to 3% of the fully diluted share capital of the Company as of Effective Date (1,440 shares of capital stock), to be substantially in the form as attached hereto as Exhibit A, which warrant may be revised to provide for an issuer other than the Company as set forth therein (the “Warrant”), with such number of shares subject to the Warrant to be adjusted as set forth therein. The Warrant shall be deemed fully earned and vested as of the Effective Date and shall be non-returnable to the Company for any reason.

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(b)	Section 4(a)(ii) of the Consulting Agreement is hereby amended and restated in its entirety to provide as follows:

The Services Fee shall be paid as follows:

(1) $200,000 on the Effective Date;

(2) $150,000 on the three month anniversary of the Effective Date; and

(3) $150,000 on the six month anniversary of the Effective Date.

(c)	On the Amendment Date the Company shall issue to Consultant the New Warrant, which shall be the “Warrant” for all purposes of the Consulting Agreement, and thereafter any references in the Consulting Agreement to the “Warrant” shall be deemed a reference to the New Warrant.

Section 4. Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any references in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment and the Original Agreement and this Amendment shall be interpreted and enforced as one combined agreement.

Section 5. Miscellaneous.

(a)	Headings. The article and section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Amendment.

(b)	Governing Law. This Amendment, and all matters based upon, arising out of or relating in any way hereto, as well as the interpretation, construction, performance and enforcement of this Amendment, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

(c)	Execution in Counterparts, Electronic Transmission. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

Metros Development Co., Ltd.

By:	/s/ Yoshihiro Koshiba
Name:	Yoshihiro Koshiba
Title:	Chief Executive Officer

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